Exhibit 14(d)

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Asset Income Fund, Inc.

We consent to the reference to us under the captions "COMPARISON OF THE FUNDS--Financial Highlights" and "EXPERTS" for Merrill Lynch Asset Income Fund, Inc. appearing in such Proxy Statement and Prospectus, which is a part of this Registration Statement on Form N-14 of Merrill Lynch Global Allocation Fund, Inc.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Princeton, New Jersey
January 24, 2000